SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 25, 2002
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 Stipulation and Consent
EX-10.2 Consent Order
EX-10.3 Amendment to Master Loan Agency Agreement

Item 5. Other Events

     On October 25, 2002, the Registrant (“ACE”) entered into an agreement with the Office of the Comptroller of the Currency (the “OCC”), and on November 1, 2002, ACE entered into an agreement with Goleta National Bank (“GNB”), to end the arrangement under which GNB offers short-term loans at ACE’s stores (“Bank Loans”) by December 31, 2002. ACE’s agreement with the OCC was in the form of a Stipulation and Consent to the Issuance of a Consent Order (the “Stipulation”), and its agreement with GNB was in the form of Amendment Number 3 to their Master Loan Agency Agreement (the “Amendment”).

     GNB and ACE entered into their arrangement in August 1999. Under the arrangement, (1) ACE acts as GNB’s agent to process applications for Bank Loans at ACE’s stores and to service and collect Bank Loans, (2) ACE purchases a 90% participation in the Bank Loans from GNB, and (3) from April 1, 2001 until October 31, 2002, ACE was responsible for 90%, and GNB was responsible for 10%, of the losses and expenses incurred by them from most third-party claims regarding the Bank Loans. Bank Loans have been offered at almost all of ACE’s stores since May 2000. Increasing scrutiny of the arrangement by the OCC over the past year, however, made it increasingly more difficult and expensive for ACE and GNB to continue the arrangement while satisfying the OCC’s concerns. In addition, new state legislation and regulations and the approach of regulators in certain states have prompted ACE to cease offering Bank Loans at approximately 210 of ACE’s stores, in eight states, over the past seven months. Bank Loans are currently offered at approximately 730 of ACE’s stores.

     As the result of the Stipulation, the OCC issued a Consent Order dated October 25, 2002 (the “Consent Order”) that requires ACE to, among other things:

•	end the arrangement with GNB by December 31, 2002,

•	indemnify 100%, instead of the existing 90%, of GNB’s losses and expenses incurred on or after November 1, 2002 from certain third-party claims regarding Bank Loans, including pending lawsuits,

•	pay a $250,000 civil money penalty to the OCC, and

•	submit to the OCC any future proposal of ACE to provide services to a national bank and obtain a no-objection determination from the OCC.

Under the Consent Order, ACE may continue to service and collect outstanding Bank Loans after December 31, 2002 (although no Bank Loans may be made or renewed after that date).

     The Amendment provides that:

•	ACE will indemnify 100%, instead of the existing 90%, of GNB’s losses and expenses incurred on and after November 1, 2002, from certain third-party claims regarding Bank Loans, including pending lawsuits,

•	GNB will transfer its credit-scoring software to ACE in exchange for $10,000 in cash,

•	GNB will transfer its ownership interest in ePacific, Incorporated, a loan servicing company, to ACE in exchange for $15,000 in cash, and

•	ACE will continue to service and collect outstanding Bank Loans on and after December 31, 2002, under the terms of the Collection Servicing Agreement between ACE and GNB, as amended.

     The Stipulation, the Consent Order, and the Amendment follow discussions during at least the past nine months between ACE and GNB, and between each of them and the OCC, regarding the OCC’s concerns about the arrangement. Those concerns related to certain risks to GNB that the OCC believed were posed by GNB’s short-term loan program and the arrangement with ACE. In August 2002, it was discovered that certain Bank Loan files had been mistakenly discarded from an ACE store in Virginia. The OCC notified ACE that the loss of those files, even if inadvertent, could result in charges of violating certain information-maintenance and -protection provisions of federal law. In the Stipulation and the Consent Order, the OCC and ACE compromised and settled all issues related to that matter; the OCC agreed not to file any charges or institute any proceedings, and ACE did not admit or deny any wrongdoing.

     In light of the cessation of the arrangement, ACE plans to offer at most of its stores, instead of the Bank Loans, other short-term loans or deferred-deposit-transaction services made in accordance with state law and regulations. ACE intends to make this transition by December 31, 2002 or as soon thereafter as is practicable. ACE believes that it will be able to offer an alternative loan service or product in approximately 90% of the stores at which Bank Loans are currently offered. ACE anticipates that this transition will give it a more settled legal and regulatory framework for offering loan services and will avoid the federal-state jurisdiction issues that are a subject of various pending lawsuits.

     ACE is in the process of obtaining the licenses necessary to permit it to offer short-term loans or engage in deferred-deposit transactions, where state laws permit and ACE does not already have such a license. ACE currently holds licenses in 13 states that permit it to offer a state-regulated short-term loan or similar service in over 700 stores.

     ACE currently expects that the transition will result in somewhat higher loan-related expenses, to effect the cessation of the arrangement and to more broadly implement an alternative loan service or product, and in somewhat lower loan-related revenues, especially in the third and fourth quarters of its current fiscal year, ending June 30, 2003. ACE cannot yet estimate the scope of those changes. Nevertheless, ACE believes that, if it can make the transition as anticipated, its overall net income for its current fiscal year should not be materially affected by the transition. This is because ACE will be entitled to 100%, instead of 90%, of the loan fees and interest from the alternative loan services or products offered at its stores and because the operating expenses of the alternative loan services or products should be less than those incurred for the Bank Loans.

     ACE’s increased level of indemnification of GNB regarding the Bank Loans will require it to pay 10% more than it would otherwise have paid in the future to defend or resolve the pending lawsuits, and any other proceedings that may arise, regarding the Bank Loans. ACE cannot estimate the amount that may be required to satisfy that obligation. ACE currently provides services to only one national bank (other than GNB), which relate to a stored-value card, and the OCC has not objected to that arrangement. ACE does not expect that the OCC’s right to review any future proposed services of ACE to a national bank will have any significant effect on ACE’s business.

     ACE’s agreements in the Stipulation, the Consent Order, and the Amendment do not result from any doubts that ACE has about the legal bases for the arrangement or reflect any change in its determination to vigorously defend the pending legal proceedings. ACE believes that the recent favorable decision of the U.S. District Court of the Southern District of Indiana, in the Hudson v. Ace Cash Express, Inc. lawsuit, has confirmed its legal position and strengthened its resolve to defend that position.

Forward-looking Statements

     The statements made above in this Report contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE’s management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to: the matters described in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings; ACE’s relationships with Travelers Express Company, Inc. and its affiliates, and with ACE’s bank lenders; ACE’s relationship with Goleta National Bank and the cessation of that relationship; federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses; the results of litigation regarding short-term consumer lending activities; theft and employee errors; the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the ACE’s growth strategy; increases in interest rates, which would increase ACE’s borrowing costs; the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE; the terms and performance of third-party products and services offered at ACE locations; and customer demand and response to products and services offered at ACE locations.

     ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

10.1	Stipulation and Consent to the Issuance of a Consent Order between Ace Cash Express, Inc. and the Office of the Comptroller of the Currency dated October 25, 2002.

10.2	Consent Order issued by the Office of the Comptroller of the Currency In the Matter of Ace Cash Express, Inc., Irving, Texas, as Agent and Bank Service Provider for Goleta National Bank, Goleta, California, dated October 25, 2002.

10.3	Amendment Number 3 to Master Loan Agency Agreement, with the corresponding Amendment Number 1 to Collection Servicing Agreement, dated November 1, 2002, between Ace Cash Express, Inc. and Goleta National Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC

Dated: November 5, 2002	By:	/s/ JOE W. CONNER

Joe W. Conner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Consent to the Issuance of a Consent Order between Ace Cash Express, Inc. and the Office of the Comptroller of the Currency dated October 25, 2002.

10.2	Consent Order issued by the Office of the Comptroller of the Currency In the Matter of Ace Cash Express, Inc., Irving, Texas, as Agent and Bank Service Provider for Goleta National Bank, Goleta, California, dated October 25, 2002.

10.3	Amendment Number 3 to Master Loan Agency Agreement, with the corresponding Amendment Number 1 to Collection Servicing Agreement, dated November 1, 2002, between Ace Cash Express, Inc. and Goleta National Bank.